                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                       MAVERICK RESTAURANT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                     N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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

                          MAVERICK RESTAURANT CORPORATION
                          302 North Rock Road, Suite 200
                                  P.O. Box 2817
                             Wichita, Kansas  67201

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 23, 1997

     The Annual Meeting of the Stockholders of MAVERICK RESTAURANT CORPORATION (the "Company") will be held at the Holiday Inn East, Palm Court North, 7335 East Kellogg, Wichita, Kansas, on the 23rd day of May 1997, at 10:00 o'clock A.M. (CDT) for the purpose of considering and acting upon the following matters:

     1. To elect five directors to hold office for the ensuing year and until their successors are elected and qualified.

     2. To consider and vote upon a proposed amendment to the Company's Articles of Incorporation changing its corporate name to Amarillo Mesquite Grill, Inc.

     3. To consider and act upon the adoption of the Maverick Restaurant Corporation 1997 Incentive Stock Option Plan.

     4. To elect KPMG Peat Marwick LLP as auditors for the Company for the ensuing year.

     5. To transact such other business as may properly come before the meeting or any adjournment.

     The Company's annual report for the year ended January 26, 1997 will have been mailed to all stockholders of record at the close of business on April 25, 1997.

     The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on April 24, 1996 will be entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors
                                        Linn F. Hohl, Secretary

Wichita, Kansas
April 23, 1997

     You are cordially invited to come early so that you may meet informally with management and Board nominees. The meeting room will be open from 9:30 o'clock A.M. until the meeting time at 10:00 o'clock A.M.

                                  IMPORTANT

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT THE PROXY BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED.

                         MAVERICK RESTAURANT CORPORATION
                         302 North Rock Road, Suite 200
                                 P.O. Box 2817
                             Wichita, Kansas  67201

                               --------------------

               The approximate mailing date of this Proxy Statement
                                  is April 25, 1997

                               --------------------

                                  PROXY STATEMENT
                         FOR ANNUAL MEETING OF STOCKHOLDERS
                                    MAY 23, 1997

     The accompanying proxy is furnished by Maverick Restaurant Corporation (the "Company") in connection with the solicitation by the Board of Directors and may be revoked by the stockholder at any time before it is voted by giving a written notice to the Secretary of the Company, by executing and delivering a proxy with a later date, or by personal withdrawal of the proxy prior to or at the meeting. The expense of this solicitation is to be borne by the Company and the Company will reimburse persons holding stock in their name or in the names of their nominees, for their expenses in sending proxies and proxy materials to their principals.

     The Company has issued and outstanding 7,081,458 shares of common stock, par value $0.01 per share, as of April 23, 1997, the date the stockholders of record entitled to vote at the meeting was determined (the "Record Date"). Each share of common stock entitles the holder thereof to one vote. Nevertheless, each stockholder has cumulative rights in electing directors, which means that he has the right to accumulate his votes and give one candidate the number of votes to which his shares are entitled multiplied by the number of directors to be elected, or to distribute his votes on the same principle among as many candidates as he chooses. Cumulative voting rights may be exercised in the same manner as other voting rights, i.e., by proxy or in person. To exercise the right, the stockholder should clearly indicate on the proxy card or upon a sheet of paper how his votes should be distributed.

                        PRINCIPAL HOLDERS OF SECURITIES

     The following table sets forth certain information with regard to the beneficial ownership of Common Stock as of March 1, 1997 by (i) each stockholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of common stock, (ii) each director, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to shares beneficially owned by such person.

                                       Amount and
                                       Nature of
                                       Beneficial                 Percent of
Name and Address (1)                   Ownership                  Class
---------------------                 -------------               -----------
Chris F. Hotze                          455,917 (2)                  6.4%

Linn F. Hohl                            197,427 (3)                  2.8%

Alan L. Bundy                           743,860                     10.5%

Andres Mouland                          308,056 (4)                  4.3%

C. Howard Wilkins, Jr.                1,964,440 (5)                  27.0%

All officers and directors
as a group (five persons)             3,669,700 (6)                  49.4%

Starwood Investments, L.P.
1313 North Webb Road
Wichita, KS  67206                    1,556,632 (7)                  22.6%

Tom Devlin
1313 North Webb Road
Wichita, KS  67206                      361,111                       5.1%

-------------------------

(1) The business address of all officers and directors is 302 North Rock Road, Suite 200, Wichita, Kansas 67206.

(2) Includes 12,000 shares owned by Mr. Hotze's minor children and 55,000 stock options which are fully vested and exercisable.

(3) Includes 42,000 stock options which are fully vested and exercisable.

(4) Includes 3,000 shares owned by Mr. Mouland's minor children and 45,000 stock options which are fully vested and exercisable.

(5) Includes 201,025 shares subject to stock options which are fully vested and exercisable.

(6) Includes 343,025 shares subject to stock options which are fully vested and exercisable.

(7) Includes 201,025 shares subject to stock options which are fully vested and exercisable.

                                ELECTION OF DIRECTORS

     All directors of the Company are elected for a term of one year and hold office until the annual meeting of the stockholders. The officers of the Company are elected at the Board of Directors' first meeting following the annual meeting of the stockholders. Such officers hold office until their successors are chosen and qualified or until their death, resignation or removal.

     All executive officers of the Company currently serve on the Board of Directors. The terms of office for all Board members expire at the 1996 Annual Meeting of Stockholders. The following individuals have been nominated for re-election to the Board to serve until the Annual Meeting of Stockholders in 1998.


                                                                                       Year Became
Name                      Age    Position(s)                                             Director
------------------        ---    -----------                                           ------------
Chris F. Hotze            50     Chairman of the Board, President and Director            1982

Alan L. Bundy             40     Executive Vice President                                 1996

Linn F. Hohl              57     Vice President of Finance, Secretary, Treasurer          1982
                                 and Director

Andres Mouland            46     Vice President of Operations and Director                1989

C. Howard Wilkins, Jr.    59     Director                                                 1994



     CHRIS F. HOTZE has been President and Director of the Company since the Company's inception in 1982. Mr. Hotze became Chairman of the Board in 1989.
 He began his career in the restaurant business in 1965 as an employee of Pizza Hut, Inc., where he held various management positions including Corporate Director of Training. In 1972, he joined Pizza Corporation of America as Regional Vice President. In 1975, he joined Maverick Development Corporation ("MDC") which managed sixteen Pizza Hut restaurants in Massachusetts and South Carolina and served as its President until October of 1983. Mr. Hotze is also a Director of Texas Pizza Corporation, a privately held company which owns and operates Pizza Hut restaurants. Mr. Hotze received a Bachelor's Degree in Business Administration from Wichita State University in 1970.

     ALAN L. BUNDY has been Executive Vice President and a director of the Company since the acquisition by the Company of the Amarillo Mesquite Grill restaurant chain in June 1996. Mr. Bundy founded Amarillo Mesquite Grill restaurant in 1982 and established four restaurants by the time these restaurants were sold to the Company. Mr. Bundy is in charge of overseeing the management and further development of the Amarillo Mesquite Grill restaurant chain.

     LINN F. HOHL has been Vice President of Finance, Treasurer and Assistant Secretary of the Company since the Company's inception in 1982, a Director since 1986 and Secretary of the Company since 1992. Mr. Hohl was employed as a Certified Public Accountant by KPMG Peat Marwick LLP, from 1962 to 1972.
In 1972, he joined Pizza Corporation of America as Assistant Controller. From 1975 to 1981, Mr. Hohl served as a personal accountant for Mr. C. Howard Wilkins, Jr. and was an officer and director in several different corporations in which Mr. Wilkins was involved. From 1981 to 1983, he also served as Treasurer of MDC. Mr. Hohl received his Bachelor's Degree in Business Administration from Wichita State University in 1962.

     ANDRES MOULAND has been Vice President of Operations since the Company's inception in 1982. Mr. Mouland was elected to the Board of Directors in 1989. Mr. Mouland began his career in the restaurant business in 1968 as an employee of Bevis Enterprises, a Pizza Hut franchisee. In 1972, he joined Pizza Corporation of America where he held various management positions. In 1975, he joined MDC and served as its Director of Operations until September of 1980, when he joined the Company.

     C. HOWARD WILKINS, JR. has most recently served on the Board of Directors since May 1994. Mr. Wilkins founded the Company in 1982 and served as Chairman of the Board until 1989 when he resigned in order to become Ambassador to the Netherlands. Mr. Wilkins served as Ambassador to the Netherlands until 1992. Mr. Wilkins was the founder, President and Chairman of the Board of Pizza Corporation of America, a publicly held company traded on the American Stock Exchange and the largest Pizza Hut franchisee with 270 restaurants, until 1975 when Pizza Corporation of America merged with Pizza Hut, Inc. Mr. Wilkins' private investments include Pizza Hut restaurants located in Texas and New Mexico and several other specialty restaurants. Mr. Wilkins is a stockholder and a member of the Board of Directors of U.S. Filter Corporation, a public company involved in comprehensive water treatment solutions. Mr. Wilkins received his Bachelor's Degree from Yale University in 1960.

     No family relationships exist between or among the directors or officers of the Company.

     THE BOARD HAS UNANIMOUSLY APPROVED THE ABOVE-NAMED NOMINEES FOR DIRECTOR AND RECOMMENDS A VOTE "FOR" THEIR ELECTION.

                               EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid or accrued during the fiscal years ended January 26, 1997, January 28, 1996 and January 31, 1995 to the Company's Chief Executive Officer and the highest paid executive officers of the Company whose annual cash compensation exceeds $100,000.

                                SUMMARY COMPENSATION TABLE



                                               ANNUAL COMPENSATION
                                 -----------------------------------------------
                                                                    Other
                                                                    Annual              All Other
Name and Principal Position      Year       Salary      Bonus       Compensation        Compensation
---------------------------      ----       ------      -----       ------------        -------------
Chris F. Hotze                   1997       $ 9,000(1)  $           $                   $  --
 President and Chairman          1996         9,000(1)    --           --                  --
 of the Board                    1995         9,000(1)    --           --                  --

Andres Mouland                   1997        97,418      10,000     $                   $  --
 Vice President of               1996        97,116      10,000        --                  --
 of Operations                   1995        96,600       --           --                  --

Linn F. Hohl                     1997        90,837      10,000     $                   $  --
 Vice President of               1996        90,543      10,000        --                  --
 Finance                         1995        90,000       --           --                  --


---------------------------

(1) Paid by a corporation owned by C. Howard Wilkins, Jr., a director and the majority stockholder of the Company. Mr. Hotze did not devote his full time to the Company during the time periods indicated and this amount represents the value of his services rendered to the Company.

OPTION GRANTS IN FISCAL YEAR 1997

     During the fiscal year ended January 26, 1997, the Company did not grant stock options to the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997

     The following table sets forth, for the executive officers named in the Summary Compensation Table, information concerning each exercise of stock options during the fiscal year ended January 26, 1997 and the value of unexercised stock options at January 26, 1997.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES




                                                                   Number of Securities
                                                                   Underlying               Value of Unexercised
                              Shares                               Unexercised Options      In-the-Money Options at
                              Acquired                             at January 26, 1997      January 26, 1997
                              on             Value                 Exercisable/             Exercisable/
Name                          Exercise       Realized              Unexercisable            Unexercisable
----                          ---------      ----------            ---------------------    -------------------------
Chris F. Hotze
 President and Chairman of
 the Board                      --              --                     55,000/--                $174,450/--

Andres Mouland
 Vice President of
 Operations                     --              --                     45,000/--                $143,500/--

Linn F. Hohl
 Vice President of
 Finance                        --              --                     42,000/--                $134,280/--


-----------------

(1) Value realized is the spread between the market price of the underlying common stock on January 24, 1997 minus the exercise price. Value has been computed based on $3.56 per share, the average of the bid and ask price of the Company's common stock on January 24, 1997.

                                  DIRECTORS' FEES

     Each member of the Board of Directors, other than those who are employees of the Company, is entitled to receive $500 for each meeting he attends, plus reimbursement for expenses incurred in connection with his attendance at such meeting.

                           ATTENDANCE AT BOARD MEETINGS

     During the fiscal year ended January 26, 1997, the Board of Directors held three meetings and acted by unanimous written consent to action three times. All directors attended these board meetings.

                                    COMMITTEES

     The Company has no Executive, Audit, Compensation or Nominating
Committees.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 17, 1996, the Company entered into a Stock Option Agreement with
C. Howard Wilkins, Jr., a director of the Company and Robert A. Geist, a principal stockholder of the Company, whereby it agreed to grant stock options as consideration for the guarantee of a line of credit by such individuals for the benefit of the Company. The Company will utilize the $3.7 million line of credit to develop its Amarillo Mesquite Grill restaurants. Messrs. Wilkins and Geist were each initially granted options to purchase 201,025 shares of the Company's common stock. For every $100,000 which the Company borrows under the line of credit, Messrs. Wilkins and Geist will receive an additional 11,825 options to purchase stock up to a maximum grant of 437,525 stock options. The exercise price of all options granted pursuant to this agreement is $2.50 per share and all options granted expire seven years from the date of grant.

     On March 24, 1997, the Company sold all of its assets used in the operation of eight Grandy's restaurants to Red Apple Corporation for the amount of $435,000. Red Apple Corporation is substantially owned by Chris F. Hotze, Linn F. Hohl, Andres Mouland and C. Howard Wilkins, Jr., all of whom are officers and/or directors of the Company. The restaurants were sold so that the Company could focus on the development of the Amarillo Mesquite Grill restaurant chain. The computation of the sales price was based on three times store level cash flow. Red Apple Corporation will pay a $1,000 per month per restaurant management fee to the Company for services rendered by the Company for management of these restaurants.

     The Company believes that the terms of the transactions described above are no less favorable to the Company then the Company could have obtained from non-affiliated parties. In the future, all transactions between the Company and its affiliated entities, executive officers, directors or stockholders will be on terms which will continue to be no less favorable to the Company than the Company could obtain from non-affiliated parties.

                       COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the fiscal year ended January 26, 1997, all officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

                PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
                      TO CHANGE THE NAME OF THE COMPANY

     The Board of Directors has approved a resolution which would change the Company's Corporate name. The stockholders of the Company are being asked to amend Article First of the Articles of Incorporation to change the name of the Company to "Amarillo Mesquite Grill, Inc." The text of the proposed Article First is as follows: "The name of this Corporation is Amarillo Mesquite Grill, Inc."

     It is the belief of the Board of Directors that the name change will more adequately represent the business of the Company. The Board of Directors has determined that the Amarillo Mesquite Grill restaurant theme, which features steaks, chicken and seafood, all grilled over mesquite wood, will be the focus of further development. The corporate name as it now exists does not identify the Company as the operator of this chain of restaurants. Therefore, in order to alleviate the possible confusion and to best serve the interests of the stockholders, approval for the use of the name Amarillo Mesquite Grill, Inc. is being sought.

     The proposal to amend the Company's Articles of Incorporation to change the name of the Company requires the approval of at least a majority of the outstanding shares entitled to vote thereon.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION CHANGING THE CORPORATE NAME TO AMARILLO MESQUITE GRILL, INC.

             PROPOSAL TO RATIFY THE MAVERICK RESTAURANT CORPORATION
                       1997 INCENTIVE STOCK OPTION PLAN

     The Board of Directors, effective January 1, 1997, adopted the Maverick Restaurant Corporation 1997 Incentive Stock Option Plan (the "Plan"), subject to stockholder approval. Although the text of the Plan is attached to this Proxy Statement as Exhibit "A", the following is a general description of the Plan.

     The Plan authorizes stock options for officers, directors and other key employees of the Company to further identify their interest with the interest of the stockholders and to increase their stake in the future growth and prosperity of the Company. Options granted under the Plan will qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended in 1993 (the "Code").

     The Plan will be administered by the Board of Directors. Stock options will be granted under the Plan only to those employees of the Company whom the Board of Directors select from time to time. The interpretation and construction by the Board of any provisions of the Plan or of any option granted thereunder will be final, binding and conclusive.

     The total number of shares that may be issued pursuant to the Plan cannot exceed 700,000 shares of common stock. The Board of Directors is authorized to determine the vesting period and expiration date of each option pursuant to the Plan, provided, the term of each option cannot exceed ten years from the date of its grant. The exercise price of options granted under the Plan will not be less than 100% of the fair market value of the Company's common stock on the date the option is granted. In the case of incentive stock options granted to stockholders who own 10% or more of the Company's stock on the date of grant of the options, the exercise price will be 110% of the fair market value of the Company's stock on the date of grant and the term of such option cannot exceed five years from the date of its grant.

     As of January 26, 1997, the market value of the common stock subject to the Plan was approximately $2,492,000. Options for 160,000 shares have been granted to non-executive employees. No options have been granted pursuant to the Plan to executive officers or directors of the Company.

     In the event that the optionee ceases to be employed by the Company for any reason other than his death, then such optionee shall, for a period of three months thereafter, have the right to exercise any option, or options as the case may be, to the extent his right to exercise the same has occurred. If the optionee dies while in the employ of the Company or within a period of three months after the termination of his employment with the Company and shall not have fully exercised his options, then such options may be exercised at any time within one year after the optionee's death.

     The number of shares that may be issued pursuant to stock options will be adjusted in case of changes in the capital structure of the Company. In the event of a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving or resulting corporation, all options outstanding and unexercised shall become exercisable, in full, at any time after the approval of the transaction by the Board of Directors.

     The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever, without approval of the stockholders, provided that no such revision or amendment may (i) increase the number of shares subject to the Plan; (ii) change the categories of employees eligible to receive options; (iii) extend the period during which options may be exercised; (iv) change the provisions fixing the minimum exercise price; or (v) change the provisions as to termination of options.

     An individual who receives an incentive stock option will not recognize income by reason of the grant of the stock option and no income will be recognized by the optionee upon the exercise of the option. Assuming the optionee does not sell or otherwise dispose of the stock acquired pursuant to the exercise of an incentive stock option within two years from the date of grant of such option or within one year after the exercise of such option ("holding periods"), any amount received upon the subsequent sale or disposition of such stock in excess of the optionee's tax basis in such stock will be treated as a long-term capital gain. If, however, the optionee disposes of the stock acquired pursuant to the exercise of an incentive stock option during the applicable holding period stated above, the optionee will recognize ordinary income to the extent that the fair market value of the stock on the date of exercise exceeds the optionee's tax basis in such stock.

     The Company will be entitled to a business expense deduction in an amount equal to the ordinary income realized by the optionee for individuals who exercise incentive stock options during the applicable holding periods. This deduction is allowed at the same time the optionee recognizes the income. If in the event the fair market value of the stock is less than the exercise option price at the time of the expiration of the holding periods, thus causing a loss to the optionee, no loss would be recognized at this time and such loss would not be recognized until the stock is sold.

     The approval of the holders of the majority of the common stock is necessary to adopt the Plan.

      THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MAVERICK RESTAURANT CORPORATION 1997 INCENTIVE OPTION PLAN.

                            ELECTION OF AUDITORS

     The stockholders are being asked to elect KPMG Peat Marwick LLP, Independent Certified Public Accountants, as auditors for the Company for the fiscal year ending January 25, 1998.

     The audit for the Company for the year ended January 26, 1997, was conducted by KPMG Peat Marwick LLP. A representative of such firm is expected to be present to answer appropriate questions, but does not intend to make a statement.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS FOR THE COMPANY FOR THE 1998 FISCAL YEAR.

                             VOTE REQUIRED

     The five nominees for election as directors at the Annual Meeting of Stockholders who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's common stock, a quorum being present, shall become directors at the conclusion of the tabulation of votes. An affirmative vote of a majority of the total shares outstanding cast in person or by proxy is necessary to approve the amendment to the Company's Articles of Incorporation. An affirmative vote of the majority of the total votes cast in person or by proxy at the Annual Meeting of Stockholders is necessary to approve the adoption of the 1997 Incentive Stock Option Plan and to elect KPMG Peat Marwick LLP as auditors for the Company.

     Under Kansas Law and the Company's Articles of Incorporation and By-laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "for", "against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the second proposal, and the total number of votes cast "for" a matter will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

                         MANNER IN WHICH THE PROXIES
                                WILL BE VOTED

     The Company proposes to vote management proxies and all unmarked proxies for the election of each of the five nominees to the Board, each to hold office until the next annual meeting and until his successor is elected and has qualified. In the event that any nominee is not available to serve as a director at the time of election, which the Company has no reason to anticipate, proxies may be voted for such substitute nominee as the Company may propose.

     The Company further purposes to vote management proxies and all unmarked proxies for the approval to amend Article First of the Company's Articles of Incorporation to change the name of the Company to Amarillo Mesquite Grill, Inc.

     The Company further proposes to vote management proxies and all unmarked proxies for approval of the Maverick Restaurant Corporation 1997 Incentive Option Plan.

     The Company further proposes to vote management proxies and all unmarked proxies for the election of KPMG Peat Marwick LLP, as auditors for the ensuing fiscal year. All members of the Board of Directors intend to vote in favor of this proposal.

     The Board knows of no other matter to be presented at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matters. Stockholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. Moreover, it is important that the proxies be returned promptly.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders to be presented at the Company's 1998 annual meeting must be received by the Company's executive office no later than December 15, 1997 for inclusion in the Proxy Statement.

                                         By Order of the Board of Directors
                                         Linn F. Hohl, Secretary

Wichita, Kansas
April 23, 1997

                            EXHIBIT A


                 MAVERICK RESTAURANT CORPORATION


                 1997 INCENTIVE STOCK OPTION PLAN



     1.   PURPOSE OF THE PLAN

     The purpose of this Plan is to further the growth of Maverick Restaurant Corporation, a Kansas corporation ("Maverick"), and its Subsidiaries (Maverick and its Subsidiaries together being the "Company") by offering an incentive to officers, directors and other key employees of the Company to continue in the employ of the Company, and to increase the interest of these employees in Maverick, through additional ownership of its common stock.

     2.   DEFINITIONS

     Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

          (a)  "Board of Directors" means the Board of Directors of Maverick.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.

          (c)  "Committee" means the Compensation Committee of Maverick.

          (d) "Common Stock" means the common stock, par value $.01 per share, of Maverick.

          (e) "Corporate Transaction" means any (i) reorganization or liquidation of Maverick, (ii) reclassification of Maverick's capital stock,
(iii) merger of Maverick with or into another corporation, or (iv) the sale of all or substantially all the assets of Maverick or of the Company, which results in a significant number of Employees being transferred to a new employer or discharged, or in the creation or severance of a parent-subsidiary relationship.

          (f) "Date of Grant" means, as the case may be: (i) the date the Board of Directors or the Committee approves the grant of an Option pursuant to this Plan; or (ii) such later date as may be specified by the Board of

Directors or the Committee as the date a particular Option granted pursuant to this Plan will become effective.

          (g)  "Employee" means any person employed by the Company
(including, without limitation, a person employed by the Company who is also an officer or director of Maverick or one or more Subsidiaries) within the meaning of Section 3401(c) of the Code and the regulations promulgated thereunder. No director of Maverick who is not also a full-time employee of Maverick or a Subsidiary shall be entitled to receive Options under this Plan.

          (h) "Exercise Price" means the price per share which must be paid upon exercise of an Option.

          (i) "Fair Market Value" means: (i) if the Common Stock is traded in a market in which actual transactions are reported, the mean of the high and low prices at which the Common Stock is reported to have traded on the relevant date in all markets on which trading in the Common Stock is reported or, if there is no reported sale of the Common Stock on the relevant date, the mean of the highest reported bid price and lowest reported asked price for the Common Stock on the relevant date; (ii) if the Common Stock is Publicly Traded but only in markets in which there is no reporting of actual transactions, the mean of the highest reported bid price and the lowest reported asked price for the Common Stock on the relevant date; or (iii) if the Common Stock is not Publicly Traded, the value of a share of Common Stock as determined by the Board of Directors or the Committee.

          (j) "Incentive Stock Option" means any Option which, at the time of the grant, is an incentive stock option within the meaning of Section 422 of the Code.

          (k)  "Option" means any option granted pursuant to this Plan.

          (l) "Publicly Traded" means that a class of stock is required to be registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that stock of that class has been sold within the preceding 12 months in an underwritten public offering, or stock that is regularly traded in a public market.

          (m) "Retirement" means a Termination of Employment by reason of an Employee's retirement at a time when the Employee is at least 65 years old, other than by reason of a termination by resignation, discharge, death or Total Disability.

          (n) "Subsidiary" means any corporation that is a subsidiary with regard to Maverick as that term is defined in Section 424(f) of the Code.

          (o) "Termination of Employment" means the time when the employee-employer relationship between an Employee and the Company ceases to exist for any reason including, but not limited to, a termination by resignation, discharge, death, Total Disability or Retirement.

          (p) "Total Disability" means the inability of an Employee to perform the material duties of his or her job by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. All determinations as to the date and extent of disability of an Employee will be made in accordance with the written policy pertaining to Employee disability, if any, of Maverick or the Subsidiary by which the Employee is employed. In the absence of a written policy pertaining to Employee disability, all determinations as to the date and extent of disability of an Employee will be made by the Board of Directors or the Committee in its sole and absolute discretion. In making its determination, the Board of Directors or the Committee may consider the opinion of the personal physician of the Employee or the opinion of an independent licensed physician of Maverick's choosing.

     3.   EFFECTIVE DATE OF THE PLAN

     The "effective date" of this Plan is January 1, 1997. This Plan shall become effective on the Effective Date, subject to approval of the Plan not later than 12 months from the Effective Date, by the affirmative vote or consent of the holders of a majority of the shares of voting stock of Maverick outstanding at the time of the approval.

     4.   ADMINISTRATION OF THE PLAN

     The Board of Directors or the Committee shall be responsible for the administration of this Plan, and shall grant Options pursuant to this Plan. Subject to the express provisions of this Plan, the Board of Directors or the Committee shall have full authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Board of Directors or the Committee on the matters referred to in this Section shall be conclusive.
The Board of Directors or the Committee may not amend this Plan, except as provided in Section 14 herein. No member of the Committee shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

     5.   STOCK SUBJECT TO THE PLAN

     The maximum number of shares of Common Stock as to which Options may be granted pursuant to this Plan is Seven Hundred Thousand (700,000) shares.
The maximum number of shares of such Common Stock shall be reduced each year by the mandatory and discretionary grant of Options as provided herein. If any Option expires or is canceled without being exercised in full, the number of shares as to which the Option is not exercised will once again become shares as to which new Options may be granted. The Common Stock that is issued on exercise of Options may be authorized but unissued shares or shares that have been issued and reacquired by Maverick.

     6.   PERSONS ELIGIBLE TO RECEIVE OPTIONS

     Options may be granted only to Employees, as defined in Section 2(g) above.

     7.   GRANTS OF OPTIONS

          Except as otherwise provided herein, the Board of Directors or the Committee shall have complete discretion to determine when and to which Employees Options are to be granted, the number of shares of Common Stock as to which Options granted to each Employee will relate and subject to the limitations in Sections 8 and 9 below, the Exercise Price and the term of Options granted to an Employee. No option shall be granted after the expiration of ten (10) years from the Effective Date of this Plan. The aggregate fair market value (determined as of the date the Option is granted) of the Stock for which any Employee may be granted Options in any calendar year under all incentive stock option plans of Maverick shall not exceed One Hundred Thousand Dollars ($100,000).

    8.   OPTION PROVISIONS

         (a) EXERCISE PRICE. The Exercise Price of each Option shall be as determined by the Board of Directors or the Committee; provided, however, that the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of the Option. Notwithstanding the foregoing, if the Employee, at the time the Option is granted, owns (within the meaning of Section 425(d) of the Code) stock representing more than ten percent (10%) of the voting power of all class of stock of the Company, the Option Exercise Price per share of stock shall not be less than one hundred ten percent (110%) of the fair market value per share of the stock at the time such Option is granted.

         (b) TERM. The term of each Option shall be as determined by the Board of Directors or the Committee, but in no event shall the term of an Option be longer than ten (10) years from the Date of Grant. Notwithstanding the foregoing, in the case of an Employee owning (within the meaning of Section 425(d) of the Code) at the time such Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, such Option shall not be exercisable with respect to any of the shares subject thereto later than five (5) years after the date of grant.

         (c) MANNER OF EXERCISE. An Option that has vested pursuant to the terms of this Plan may be exercised in whole or in part, in increments of a minimum of 100 shares, at any time, or from time to time, during its term.
To exercise an Option, the Employee exercising the Option must deliver to the Secretary, Assistant Secretary or Chief Financial Officer of Maverick, at the principal office of Maverick:

              (i) a written notice of exercise of the Option, which states the extent to which the Option is being exercised and which is executed by the Employee; and

              (ii) a check in an amount , or certificates (endorsed to Maverick) representing shares of Common Stock with a Fair Market Value equal to the Exercise Price of the Option times the number of shares being exercised, or a combination of the foregoing; and

              (iii) a check equal to any withholding taxes Maverick is required to pay as a result of the Exercise of the Option by the Employee.

              The day on which Maverick receives all of the items specified in this subsection shall be the date on which the Option is exercised. The delivery of stock certificates as payment of the Exercise Price is subject to prior receipt of an opinion of Maverick's counsel that the exchange is allowable for all purposes under the Securities Act of 1933, as amended (the "Securities Act").

         (d) DELIVERY OF STOCK CERTIFICATES. As promptly as practicable after an Option is exercised, Maverick shall cause the transfer agent to deliver to the Employee who exercises the Option, certificates, registered in that person's name, representing the number of shares of Common Stock that were purchased by the exercise of the Option. Unless the Common Stock was issued in a transaction that was registered pursuant to the Securities Act, each certificate will bear a legend to indicate that the Common Stock represented by the certificate was issued in a transaction which was not registered pursuant to the Securities Act and may only be sold or transferred in a transaction that is registered pursuant to the Securities Act or is exempt from the registration requirements of the Securities Act.

         (e) VESTING OF OPTIONS. The Options granted hereunder to Employees shall be subject to such conditions as to vesting as shall be determined by the Board of Directors or the Committee, in its sole and absolute discretion, at the Date of Grant of the Option, and the terms of such vesting shall be clearly set forth in the instrument granting the Option; provided, however, that the Board of Directors or the Committee, in its sole and absolute discretion, and at such time and in such circumstances as it shall deem appropriate, to the extent not otherwise prohibited by this Plan, may cause any Option that has not yet vested in accordance with the terms of this Plan to be deemed vested. An Option shall "vest" at such time as it becomes exercisable in accordance with this Plan and the Stock Option Agreement.
Upon exercise of an Option and the delivery of the stock certificates as provided herein, the Common Stock acquired upon exercise of the Option shall not be subject to forfeiture by the Employee for any reason whatsoever.

         (f) NONTRANSFERABILITY OF OPTIONS. During the lifetime of a person to whom an Option is granted pursuant to this Plan, the Option may be exercised only by that person or by his or her guardian or legal representative. An Option may not be assigned, transferred, sold, pledged or hypothecated in any way; shall not be subject to levy or execution or disposition under the Bankruptcy Code of 1978, as amended, or any other state or federal law granting relief to creditors, whether now or hereafter in effect; and shall not be transferable otherwise than by will or the laws of descent and distribution. Maverick will not recognize any attempt to assign, transfer, sell, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of this Plan, or to levy any attachment, execution or similar process upon any Option and, except as expressly stated in this Plan, Maverick shall not be required to, and shall not, issue Common Stock on the exercise of an Option to anyone who claims to have acquired that Option from the person to whom it was granted in violation of this subsection.

         (g) RETIREMENT OF HOLDER OF OPTION. If there is a Termination of Employment of an Employee to whom an Option has been granted due to Retirement, each Option held by the retired Employee, whether or not then vested, may be exercised until the earlier of: (x) the end of the three (3) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option.

         (h) TOTAL DISABILITY OF HOLDER OF OPTION. If there is a Termination of Employment of an Employee to whom an Option has been granted by reason of his or her Total Disability, each Option held by the Employee, whether or not then vested, may be exercised until the earlier of: (x) the end of the twelve (12) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option.

         (i) DEATH OF HOLDER OF OPTION. If there is a Termination of Employment of an Employee to whom an Option has been granted by reason of (i) his or her death, or (ii) the death of a former Employee within three (3) months following the date of his or her Retirement, or (iii) the death of a former Employee within twelve (12) months following the date of his or her Termination of Employment by reason of Total Disability, then each Option held by the person at the time of his or her death, whether or not then vested, may be exercised by the person or persons to whom the Option shall pass by will or by the laws of descent and distribution (but by no other persons) until the earlier of: (x) the end of the twelve (12) month period immediately following the date of death (or such longer period as is permitted by the Board of Directors or the Committee); and (y) the expiration of the term specified in the Option, provided, however, that in no event is the term of the Option to be deemed to expire prior to the end of three (3) months from the date of death of the Employee.

         (j) TERMINATION OF EMPLOYMENT OTHER THAN FOR RETIREMENT, DEATH OR DISABILITY. If there is a Termination of Employment of an Employee to whom an Option has been granted pursuant to this Plan for any reason other than the Retirement, death or Total Disability of the Employee, then all Options held by such Employee which are then vested may be exercised until the earlier of: (x) the three (3) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option.

         (k) STOCK OPTION AGREEMENT. As promptly as practicable after an Employee is granted an Option pursuant to this Plan, the Committee shall send the Employee a document setting forth the terms and conditions of the grant.

    9.   RECAPITALIZATION

         (a) IN GENERAL. If Maverick increases the number of outstanding shares of Common Stock through a stock dividend or a stock split, or reduces the number of outstanding shares of Common Stock through a combination of shares or similar recapitalization then, immediately after the record date for the change: (i) the number of shares of Common Stock issuable on the exercise of each outstanding Option granted pursuant to this Plan (whether or not then vested) shall be increased in the case of a stock dividend or a stock split, or decreased in the case of a combination or similar recapitalization that reduces the number of outstanding shares, by a percentage equal to the percentage change in the number of outstanding shares of Common Stock as a result of the stock dividend, stock split, combination or similar recapitalization; (ii) the Exercise Price of each outstanding Option granted pursuant to this Plan (whether or not then vested) shall be adjusted so that the total amount to be paid upon exercise of the Option in full will not change; and (iii) the number of shares of Common Stock that may be issued on exercise of Options granted pursuant to this Plan (whether or not then vested) and that are outstanding or remain available for grant shall be increased or decreased by a percentage equal to the percentage change in the number of outstanding shares of Common Stock. Any fractional shares will be rounded up to whole shares.

         (b) CORPORATE TRANSACTIONS. If, as a result of a Corporate Transaction while an Option granted pursuant to this Plan is outstanding (whether or not then vested), and the holders of the Common Stock become entitled to receive, with respect to their Common Stock, securities or assets other than, or in addition to, their Common Stock, then each Option shall be adjusted to give the holder thereof, upon exercise of his or her Option, rights equivalent to the rights of a person who had held shares of Common Stock in the amount subject to the Option at the time of the Corporate Transaction. Maverick shall not agree to any Corporate Transaction unless the other party to the Corporate Transaction agrees to make available, on exercise of the Options granted pursuant to this Plan that are outstanding at the time of the Corporate Transaction, the securities or other assets the holders of those Options are entitled pursuant to this subsection to receive.

    10.  RIGHTS OF OPTION HOLDER

         (a) STOCKHOLDER. The holder of an Option (whether or not then vested) shall not have any rights as a stockholder by reason of holding that Option. Upon exercise of an Option granted pursuant to this Plan, the holder shall be deemed to acquire the rights of a stockholder when, but not before, the issuance of Common Stock as a result of the exercise is recorded in the stock transfer records of Maverick.

         (b) EMPLOYMENT. Nothing in this Plan or in the grant of an Option shall confer upon any Employee the right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company to discharge any Employee at any time for any reason whatsoever, with or without cause.

    11.  LAWS AND REGULATIONS

    The obligation of Maverick to sell and deliver shares of Common Stock on vesting and exercise of Options granted pursuant to this Plan shall be subject to the condition that counsel for Maverick be satisfied that the sale and delivery thereof will not violate the Securities Act or any other applicable laws, rules or regulations. In addition, Maverick may, as a condition to such sale and delivery, require the Employee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for Maverick, such a representation is required pursuant to such securities laws.

    12.  WITHHOLDING OF TAXES

         (a)  IN GENERAL.  In addition to the requirement set forth in
Section 8(c) above that, in order to exercise an Option granted pursuant to this Plan a person must make a payment to Maverick or authorize withholding in order to enable Maverick to pay any withholding taxes due as a result of the exercise of that Option, if an Employee who exercised an Incentive Stock Option disposes of shares of Common Stock acquired through exercise of that Incentive Stock Option either (x) within two years after the Date of Grant of the Incentive Stock Option or (y) within one year after the issuance of the shares on exercise of the Incentive Stock Option then, promptly thereafter, the Employee shall notify Maverick of the occurrence of the event and of the amount realized upon the disposition of such Common Stock by the Employee, and pay any federal, state and other taxes due as a result thereof.

         (b) WITHHOLDING OF TAXES. If, whether because of a disposition of Common Stock acquired on exercise of an Incentive Stock Option or otherwise, Maverick becomes required to pay withholding taxes to any federal, state or other taxing authority and the Employee fails to provide Maverick with the funds with which to pay that withholding tax, then Maverick, in addition to pursuing any remedies available to it at law or in equity, may withhold, subject to applicable state law, up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any other required or permitted withholding), until Maverick has been reimbursed for the entire withholding tax it was required to pay.

    13.  RESERVATION OF SHARES

    Maverick shall at all times keep reserved for issuance on exercise of Options granted pursuant to this Plan a number of authorized but unissued or reacquired shares of Common Stock equal to the maximum number of shares Maverick may be required to issue on exercise of outstanding Options (whether or not then vested) granted pursuant to this Plan.

    14.  AMENDMENT OF THE PLAN

    The Board of Directors may, at any time and from time to time, modify or amend this Plan in any respect effective at any date the Board of Directors determines; provided, however, that, without the approval of the stockholders of Maverick the Board of Directors may not: (i) increase the maximum number of shares of Common Stock that may be issued on exercise of Options (whether or not then vested) granted pursuant to this Plan; (ii) change the categories of Employees eligible to receive Options; (iii) extend the period during which Options (whether or not then vested) may be exercised; (iv) change the provisions fixing the minimum Exercise Price; or (v) change the provisions as to termination of Options. No modification or amendment of this Plan shall, without the consent of the holder of an outstanding Option (whether nor not then vested), adversely affect the holder's rights pursuant to that Option.

    15.  TERMINATION OF THE PLAN

    The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person holding an outstanding Option, whether or not then vested, granted pursuant to this Plan prior to that date.

MAVERICK RESTAURANT CORPORATION
302 NORTH ROCK ROAD, SUITE 200                                PROXY
P.O. BOX 2817                                       THIS PROXY IS SOLICITED ON
WICHITA, KANSAS 67201                         BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Chris F. Hotze and Linn F. Hohl as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Maverick Restaurant Corporation, as held of record by the undersigned on April 23, 1997, at the annual meeting of stockholders to be held on May 23, 1997, or any adjournment thereof.


1.  ELECTION OF DIRECTORS        [  ] FOR all nominees listed below        [  ] WITHHOLD AUTHORITY to vote
                                     (except as marked to the                   for all nominees listed below
                                      contrary below)

Chris F. Hotze, Linn F. Hohl, Andres Mouland, C. Howard Wilkins, Jr., Alan L. Bundy
(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
_________________________________________________________________________________________________________________________________

2.  PROPOSAL to approve the amendment to the Articles of Incorporation to change the Company's name to Amarillo Mesquite
    Grill, Inc.

                        [  ] FOR   [  ] AGAINST   [  ] ABSTAIN

3.  PROPOSAL to approve the adoption of the Company's 1997 Incentive Stock Option Plan

                        [  ] FOR   [  ] AGAINST   [  ] ABSTAIN

4.  PROPOSAL to elect KPMG Peat Marwick LLP as the independent certified public accountants of the corporation.

                        [  ] FOR   [  ] AGAINST   [  ] ABSTAIN

5.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                             (Continued on other side)



THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

                              Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

                              Dated: ________________, 1997

                              Signature ______________________________

                              ________________________________________
                                    Signature, if held jointly

               Please mark, sign, date and return this proxy promptly by using the enclosed envelope.
